Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Oculus Innovative Sciences, Inc. on Form S-8 of our report dated June 25, 2013 with respect to our audits of the consolidated financial statements of Oculus Innovative Sciences, Inc. and Subsidiaries as of March 31, 2013 and 2012 and for the years then ended appearing in the Annual Report on Form 10-K of Oculus Innovative Sciences, Inc. for the year ended March 31, 2013.

/s/ Marcum LLP

Marcum LLP

New York, NY

April 28, 2014